UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2012

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 N. Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices)  (Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 27, 2012, General Growth Properties, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). During the Annual Meeting, our stockholders were asked to consider and vote upon the proposals described in detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the SEC on March 16, 2012.  The final voting results for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 — Election of Directors

All nine of the nominees for directors were elected to serve for a term which expires at our 2013 annual meeting of stockholders and until their respective successors are duly elected and qualified, by the votes set forth below.

Nominee	Voted For	Withheld	Broker Non-Votes
Richard B. Clark	794,115,057	2,240,061	34,789,760
Mary Lou Fiala	690,678,094	105,677,024	34,789,760
J. Bruce Flatt	639,504,858	156,850,260	34,789,760
John K. Haley	701,657,795	94,697,323	34,789,760
Cyrus Madon	762,804,039	33,551,079	34,789,760
Sandeep Mathrani	792,830,446	3,524,672	34,789,760
David J. Neithercut	701,754,959	94,600,159	34,789,760
Mark R. Patterson	701,435,345	94,919,773	34,789,760
John G. Schreiber	690,761,453	105,593,665	34,789,760

Proposal 2 — Ratification of the Selection of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified by the stockholders by the votes set forth below.

Voted For	Voted Against	Abstain
829,561,288	1,476,364	107,226

Proposal 3 — Advisory Vote on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of our named executive directors by the votes set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
636,279,541	145,077,714	14,997,863	34,789,760

Proposal 4 — Approval of Amended and Restated Employee Stock Purchase Plan

The stockholders approved the Amended and Restated Employee Stock Purchase Plan of the Company by the votes set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
793,790,197	2,415,914	149,007	34,789,760

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

	By:	/s/ Stacie L. Herron
Stacie L. Herron, Vice President and Secretary

Date: May 1, 2012